EXHIBIT 99.1

                             GIFT CARD DIGEST CORP.
                     SUBSCRIPTION AGREEMENT FOR COMMON STOCK

Gift Card Digest Corp.
5100 West Copans Road
Suite 810
Margate, FL  33063

Ladies and Gentlemen:

         I desire to purchase _____________________ shares of Gift Card Digest Corp. (the "Company") at $0.01 per share for a total investment of $_____________________ pursuant to the terms of the prospectus dated [ ], 2009. Accompanying this subscription is the undersigned's check in the full amount of the subscription payable to "Gift Card Digest Corp." The undersigned represents to the Company that it has received and read the Company's prospectus dated [ ], 2009 and that the undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above.

The Shares are to be issued in               ___________________________________
(check one box):                             Print Name of Investor

|_| individual name                          ___________________________________
                                             Print Name of Joint Investor
|_| joint tenants with rights of             (if applicable)
    survivorship
                                             ___________________________________
|_| tenants in entirety                      Signature of Investor

|_| corporation (an officer must sign)       ___________________________________
                                             Signature of Joint Investor
|_| partnership (all general partners
    must sign)                               ___________________________________
                                             Print Name of Corporation,
                                             Partnership or other Institutional
                                             Investor

                                             By: _______________________________
                                             Title: ____________________________

Investor's complete address:                 ___________________________________
                                                           (Street)
                                             ___________________________________
                                             (City)   (State)   (Zip)  (Country)

Please check one of the following:           |_| U.S. Citizen
                                             |_| U.S. Citizen residing outside
                                                 the U.S.
                                             |_| Resident Alien
                                             |_| Non-U.S. Citizen
                                             |_| Entity formed in the U.S.
                                                 (specify domicile: ______)
                                             |_| Non-U.S. Entity

Social Security Number (if individual investor) ________________________________ Taxpayer Identification Number (if applicable) ________________________________

       Accepted as of this _______________ day of ___________________ 2009

                                             Gift Card Digest Corp.

                                             By: _______________________________
                                                 Tammi Shnider, President